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                                                                 EXHIBIT 99.2 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4
PROXY

                         CURAFLEX HEALTH SERVICES, INC.
                              ONE LAKESHORE CENTRE
                          3281 GUASTI ROAD, SUITE 700
                           ONTARIO, CALIFORNIA 91761

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints and constitutes CHARLES A. LAVERTY and KEVIN M. HIGGINS, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all of the shares of Curaflex Common Stock which the undersigned is entitled to vote, at the Special Meeting of Shareholders of Curaflex Health Services, Inc., to be held on July 8, 1994, at 9:00 a.m., local time, at the address set forth above, and at any adjournment thereof, in the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the matters set forth on the reverse side.

                   Continued and to be signed on reverse side
                                                                SEE REVERSE SIDE

PLEASE MARK
VOTES AS IN THIS
EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

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
                                                                FOR    AGAINST   ABSTAIN
1.  Proposal to approve the Agreement and Plan of Merger dated  / /      / /       / /
    as February 6, 1994, as amended, among T2 Medical, Inc.,
    Curaflex Health Services, Inc., HealthInfusion, Inc.,
    Medisys, Inc., Coram Healthcare Corporation (formerly CHM
    Holding Corporation), T2 Acquisition Company, CHS
    Acquisition Company, HII Acquisition Company and MI
    Acquisition Company.
2.  Proposal to approve the Coram Healthcare Corporation 1994   / /      / /       / /
    Stock Option/Stock Issuance Plan.
3.  Proposal to approve the Coram Healthcare Corporation        / /      / /       / /
    Employee Stock Purchase Plan.
4.  In their discretion, the Proxies are authorized to vote     / /      / /       / /
    upon such other business as may properly come before the
    meeting.
                                                                MARK HERE FOR        / /
                                                                ADDRESS CHANGE
                                                                AND NOTE AT LEFT
                                                     Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY        Signature:                                 Date
  CARD PROMPTLY USING THE ENCLOSED POSTAGE
PREPAID ENVELOPE
                                                     Signature:                                 Date
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